                                                                   Exhibit 21(a)

                        EMONS TRANSPORTATION GROUP, INC.
                             Listing of Subsidiaries
                                  June 30, 1996

                                                              State of
                      Subsidiary                            Incorporation
 ----------------------------------------------------     ------------------
  Emons Industries, Inc.                                       New York

  Emons Logistics Services, Inc.                               Delaware

  Emons Railroad Group, Inc.                                   Delaware
      St. Lawrence & Atlantic Railroad Company                 Delaware
      Yorkrail, Inc.                                           Delaware

  Maine Intermodal Transportation, Inc.                        Delaware

  Maryland and Pennsylvania Railroad Company                 Pennsylvania

                                      45